UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  October 30, 2009

PACIFIC ALLIANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-51777	87-0445894-9
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Lakeview Circle, Ogden, Utah	84403
(Address of principal executive offices)	(Zip Code)

801-399-3632

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 26, Pacific Alliance Corporation, a Delaware corporation “Pacific” or the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Superior Filtration Products, LC, a Florida limited liability Company (“Superior”),  and the members of Superior  (“Superior Members”). A copy of the Exchange Agreement was filed as an exhibit to a Form 8-K that was filed on June 30, 2009.  An amendment to the Exchange Agreement was effective on July 31, 2009, and a copy of such amendment was filed with the Securities and Exchange Commission under cover of a Form 8-K filed on August 5, 2009.

The Exchange Agreement and the acquisition agreed to therein, was closed (the “Closing”) on October 30, 2009 (the “Closing Date”).  At the Closing, Pacific acquired all of the outstanding membership interests of Superior (“Superior Member Interests”) from the Superior Members in exchange for 1,000,000 shares of Pacific Series A Convertible Preferred Stock (“Series A Preferred Stock”).  Not earlier than December 1, 2009, the 1,000,000 shares of Series A Preferred Stock are convertible into 606,600,000 shares of the Company’s common stock.  Assuming that the shares of Series A Preferred Stock had been converted into Pacific’s common stock on the Closing Date, the Superior Members would own approximately 88.04% of the total shares of Pacific common stock then issued and outstanding immediately following the Closing.

Simultaneously to the Closing, Pacific completed the initial closing of a private cash offering (“Private Placement”) of shares of its Series B Preferred Stock in which a total of 665,000 Series B Preferred Shares have been sold to date raising gross proceeds of $665,000. The Series B Shares are convertible into 13,300,000 shares of the Company’s common stock.   A registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”) was retained as the exclusive placement agent for the Private Placement and received a commission of $66,500 (ten (10%) percent of the gross proceeds) and an expense allowance of $5,000.  The placement agent was also issued two shares of Pacific’s common stock for each one Series B Share sold in the Offering for a total of 1,330,000 shares of common stock were issued to the placement agent as additional compensation.  The offering may continue at the election of the placement agent and the Company.  Offering proceeds will be used for, among other things, professional fees, payment of outstanding liabilities of Pacific including $25,000 to Hyacinth Resources, LLC.  (Such $25,000 payment was a compromise of a $120,000 obligation by Pacific to Hyacinth Resources, LLC.)

In connection with the Private Placement, Pacific relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were “accredited investors,” or other suitable investors. Transfer was restricted by Pacific in accordance with the requirements of the Securities Act.

In connection with the acquisition of Superior, the three existing directors of Pacific have remained as directors and two designees of Superior were appointed as additional directors.  The pre-closing president, vice president and treasurer of Pacific resigned as officers of Pacific and a new CEO/President/Treasurer was appointed.  The pre-closing secretary of Pacific remained as secretary of Pacific.

Pacific intends to seek stockholder approval of a 1-for-20 reverse stock split and a proposal to increase the number of shares of capital authorized as soon as practical.  When that occurs, we anticipate that all of the shares of Series A Preferred Stock and Series B Preferred Stock will be converted into shares of common stock.  We anticipate that if the 1-for-20 reverse split is completed and all shares of preferred stock are converted into common stock, there will be a total of 34,450,185 shares of common stock issued and outstanding.

ITEM 2.01.   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1. Description of Business.

Effective on the Closing Date, pursuant to the Exchange Agreement, Superior became a wholly-owned subsidiary of Pacific. The acquisition (“Acquisition”) of Superior is treated as a reverse acquisition for accounting purposes, and the business of Superior became the business of Pacific as a result of the Exchange. At the time of the Acquisition, Pacific was a shell corporation and was not engaged in any active business. Superior designs, manufacturers and markets air filters.

References to “Pacific”, “we”, “us”, “our” and similar words refer to Pacific and its wholly-owned subsidiary, Superior, unless the context otherwise requires.

Summary

Pacific Alliance is a Delaware corporation which, prior to the Acquisition of Superior was an inactive shell corporation. We were previously engaged in the business of distributing television programming. On June 23, 1995, we filed for protection under Chapter 11 of the United States Bankruptcy Code.  We emerged from bankruptcy June 8, 1997.  At the time of the Closing, we were a shell corporation and our business plan was to acquire through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as a “Business Combination.”  On June 26, 2009, we entered into an Exchange Agreement with the Superior Members and on October 30, 2009 we closed the Acquisition contemplated by such Exchange Agreement.

Additional details about Pacific Alliance’s business plan is available on Pacific’s Form 10-K for the year ended December 31, 2008 which is available at http://www.sec.gov.

Superior was formed in October of 2007 and signed the lease on its Ogden, Utah facility on December 6, 2007 but did not begin active business operations until January of 2008.  Superior designs, manufactures and markets a broad range of air filtration products, including (i) high-end High Efficiency Particulate Air (HEPA) filters, with at least 99.97% efficiency rating, and Absolute Isolation Barriers for the creation of synthesized atmospheres to control manufacturing environments and for the absolute control and containment of contaminants and toxic gases in certain manufacturing processes; (ii) mid-range filters for individual and commercial use, which fall under specifications which are categorized by minimum efficiency reporting values (MERV) ratings established by the American Society of Heating Refrigeration and Air Conditioning Engineers ("ASHRAE"); and (iii) standard-grade, low cost filters with efficiency ratings at 35% or better for standard residential and commercial furnace and air conditioning applications.

Superior management believes that despite Superior’s relative recent formation, it is already beginning to be recognized for quality products, expertise in the filtration industry, and innovation in air filtration.  As a manufacturer of commercial, industrial, and residential air filters, Superior makes a variety of products for removing and controlling airborne particulates and gaseous contaminants.

Superior also designs and manufactures some of its own production equipment to automate its processes in order to decrease labor costs associated with Superior’s standard products.

Superior’s air filtration products are utilized by many industries, including those associated with commercial and residential heating, ventilation, and air conditioning systems ("HVAC" systems), semiconductor manufacturing, food processing, ultra-pure materials, biotechnology, pharmaceuticals, oil and gas, synthetics, nuclear power, and nuclear materials processing.  Superior offers a broad line of air filtration products and related holding frames and housing.  These products are marketed through independent distributor networks, direct offices and retail operations to the end users.  Superior maintains separate product literature and product lines for each major market segment; however the basic underlying technologies for the individual segment’s products remain consistent throughout all product lines.

Currently, Superior’s revenues primarily are derived from the sale of after-market replacement filters, since air filters are typically placed in equipment designed to last much longer than the filter housings and frames.

Pacific’s offices continue to be located, for the foreseeable future, at 1661 Lakeview Circle, Ogden, Utah 84403 and our telephone number at such address is 801-399-3632.  Superior’s executive offices are located at 986 West 2nd Street, Building 12-A, Bay 6, Ogden, UT 84404, and its telephone number at such address is 801-621-5200.

RISK FACTORS

We are a development stage company with no operating history during the last 10 years and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We have been an inactive shell corporation for more than ten years. During that period we have generated no revenues, completed no business combinations and have had no active trading in our securities. We have commenced business operations as a result of the Acquisition of Superior.   Superior has been operating for less than 2 years.

The report of Spector, Wong & Davidian, LLP, our independent registered public accounting firm, says that we may be unable to continue as a going concern.

The report of Spector, Wong & Davidian, LLP, our independent registered public accountants, on our financial statements for the year ended December 31, 2008 includes an explanatory paragraph stating that our business plan is dependent upon our obtaining adequate financing which raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.  As a result of our completion of the Private Placement and the Acquisition of Superior, our financial position has significantly changed since year end.  We have reduced liabilities, greater capital and continuing revenues.

We did not obtain an opinion from an unaffiliated third party as to the fair market value of Superior or the fairness of the transaction to our stockholders and, as such, our stockholders are relying solely on the judgment of our board of directors.

We did not obtain an opinion from an unaffiliated third party that the price we paid to acquire Superior was fair to our stockholders. Accordingly, our stockholders relied solely on the judgment of our board of directors. None of our directors is a business valuation expert, an independent public accountant or an investment banker.

Our internal control over financial reporting may have weaknesses or inadequacies that may be material.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to perform an evaluation of our internal control over financial reporting and our auditor to attest to such evaluation on an annual basis. Management concluded that our internal control over financial reporting was effective at December 31, 2008. As a result of our acquisition of Superior, ongoing compliance with these requirements is expected to be expensive and time-consuming and may negatively impact our results of operations. While our management did not identify any material weaknesses in our internal control over financial reporting at December 31, 2008 and concluded that our internal control over financial reporting was effective, we cannot make any assurances that material weaknesses in our internal control over financial reporting will not be identified in the future. If any material weaknesses are identified in the future, we may be required to make material changes in our internal control over financial reporting, which could negatively impact our results of operations. In addition, upon such occurrence, our management may not be able to conclude that our internal control over financial reporting is effective or our independent registered public accounting firm may not be able to attest that our internal control over financial reporting was effective. If we cannot conclude that our internal control over financial reporting is effective or if our independent registered public accounting firm is not able to attest that our internal control over financial reporting is effective, we may be subject to regulatory scrutiny, and a loss of public confidence in our internal control over financial reporting, which may cause the value of our common stock to decrease.

The assets and current operations of Superior do not support the agreed-upon valuation of Superior and there can be no assurance that Superior’s operations will ever have a value equal to the agreed upon valuation.

We did not retain an appraiser, valuation expert or an investment banker in connection with our agreement to issue shares of our Series A Preferred Stock to the Superior Members.  We arbitrarily agreed with Superior as to the number of Series A Shares, and the number of shares of common stock into which such Series A Shares may be converted, which would be issued to the Superior Members.  Based upon the Offering price of the Series B Shares and the percentage of ownership of the Company by the Series B shareholders, Superior has an arbitrarily established valuation of more than $30,000,000.  There can be no assurance that this valuation is accurate or even close to an actual valuation.  There is no assurance that the Superior business is worth this amount.  If the Superior valuation is excessive, it would adversely affect market prices, institutional investors’ interest in the Company, the interest of the brokerage community and the value of your investment in the Company.

Superior is not currently profitable and may never become profitable.

Sales for the first six months of 2009 were $1,158,017 compared to sales of $173,365 for the first six months of 2008.  Income from operations for the first six months of 2009 was $47,333 with net income of $27,333 compared to a net loss from operations for the first six months of 2008 of ($114,202) and net loss of $114,202.  As Superior increases its marketing efforts and production capability it may incur additional operating losses for the foreseeable future and may never achieve or maintain profitability.  Superior may experience negative cash flow for the foreseeable future as it funds its operating losses and capital expenditures. As a result, Superior will need to generate significant revenues in order to achieve and maintain profitability.  Superior may not be able to generate significant increased revenues or achieve profitability in the future. The failure to achieve or maintain profitability could negatively impact the value of Pacific common stock and investors would in all likelihood lose all or a portion of their investment. If Superior is not able to generate revenues sufficient to fund its operations through product sales or if it is not able to raise sufficient funds through investments by third parties, it could result in its inability to continue as a going concern and, as a result, our investors would lose their entire investment.

Superior will need significant additional capital, which we may be unable to obtain.

As of June 30, 2009, Superior had working capital of approximately $304,379, which we anticipate is likely to be sufficient to support Superior’s operations for an estimated approximately six months. Superior was formed in October 2007, occupied its lease space in Ogden, Utah on December 5, 2007, from January to September of 2008 and the plant and equipment were placed in service with sales coming from lines as they were being placed in service but did not commence operations until October of 2008.  In January 2008, Superior had no revenues and it has steadily increased revenues since its formation.  We anticipate that Superior’s revenues will increase as its business expands but as stated above, we anticipate that Superior will continue to operate at a loss for the foreseeable future.  As of September 30, 2009, Pacific had liabilities in excess of $707,000 which arose prior to the acquisition of Superior.  Pursuant to our business plan we intend to reduce our liabilities by converting some of our outstanding liabilities into equity and by cash payments generated from the sale of our securities for cash in private offerings.  There can be no assurance that we will be able to convert a substantial amount of debt into equity or raise sufficient cash to repay debt and to fund our current operation of Superior.  If we are unable to raise substantial capital, investors will lose their entire investment.

Failure to manage future growth could adversely impact our business due to the strain on our management, financial and other resources.

In order for us to operate profitably, we need to significantly expand the operations of Superior.  If Superior’s business does expand in the future, the additional growth will place burdens on management to manage such growth while maintaining profitability. Our ability to compete effectively and manage future growth depends on our ability to:

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recruit, train and manage our work force, particularly in the areas of corporate management, accounting, research and development and operations,

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manage production and inventory levels to meet product demand,

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manage and improve production quality,

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expand both the range of customers and the geographic scope of our customer base, and

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improve financial and management controls, reporting systems and procedures.

Any failure to manage growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Failure to adequately ramp-up production capacity to meet demand could adversely impact our business due to strain on financial resources.

If Superior’s operations expand and if the demand for Superior’s products substantially increases, any delays in Superior’s receipt of raw materials from Superior’s suppliers or delays in the increase of our production of products could also adversely impact Superior’s ability to expand Superior’s operations, as well as current relationships with Superior’s current customers.

Superior’s business may suffer if its competitive strategy is not successful.

Superior’s success depends on our ability to compete in an industry that is highly competitive. This competition may increase as new competitors enter the market. Many of Superior’s competitors have longer operating histories and greater financial, marketing and other resources than does Superior. Competitors may introduce new products or enhancements to products that could cause a decline in sales or loss of market acceptance of Superior’s existing products. Under Superior’s current competitive strategy, it endeavors to remain competitive by:

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increasing its market share,

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expanding its market through the introduction of new products which require periodic replacement, and

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improving operating efficiencies.

Although Superior’s executive management team continues to review and monitor Superior’s strategic plans, there can be no assurance that Superior will be able to follow its current strategy or that this strategy will be successful.

Superior’s business may suffer if its strategy to increase the size and customer base of the air filtration market is unsuccessful.

Superior is developing new products as part of its strategy to increase the size and customer base of the air filtration market.  There is no assurance that this strategy will be successful. There is no guarantee that any new products developed by Superior will gain acceptance in the marketplace, or that these products will be successful. Additionally, there can be no assurance that Superior will be able to recoup the expenditures associated with the development of these products. To succeed in this area Superior must:

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increase public awareness of the issues surrounding indoor air quality,

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adequately address the unknown requirements of the potential customer base,

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develop new products that are competitive in terms of price, performance and quality, and

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avoid significant increases in current expenditure levels in development, marketing and consumer education.

Superior may experience critical equipment failure which could have a material adverse effect on our business.

If Superior experiences extended periods of downtime due to the malfunction or failure of its automated production equipment, its business, financial condition and operations may suffer. Superior designs and manufactures much of the automated production equipment used in its facilities. Superior also use other technologically advanced equipment for which manufacturers may have limited production capability or service experience. If Superior is unable to quickly repair its equipment or quickly obtain new equipment or parts from outside manufacturers, we could experience extended periods of downtime in the event of malfunction or equipment failure.

Superior’s ability to compete and grow is dependent on access to adequate supplies of labor, equipment, parts and components.

Superior’s ability to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. Failure of suppliers to deliver such skilled labor, equipment, parts and components at a reasonable cost and in a timely manner would be detrimental to our ability to compete and grow. No assurances can be given that Superior will be successful in maintaining its required supply of skilled labor, equipment and components. It is possible that the final costs of the major equipment contemplated by Superior’s capital expenditure program may be greater than the funds available to Superior, in which circumstances it may curtail, or extend the timeframes for completing,  Superior’s capital expenditure plans. This could have a material adverse effect on Superior’s financial results.

Superior’s success also depends on its ability to attract highly qualified engineering, manufacturing, and technical sales and support personnel for its operations. Competition for such personnel, particularly qualified engineers, is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel. Superior’s failure to attract or retain such persons could have a material adverse effect on our business, financial condition and results of operations.

Superior’s current distribution channels may be unavailable if our manufacturers’ representatives decide to work primarily with one of its competitors.

Superior provides its manufacturers’ representatives with the ability to offer a full product line of air filtration products to existing and new customers. Some of Superior’s competitors offer similar arrangements. Superior does not have exclusive relationships with all of Superior’s representatives. Consequently, if representatives decide to work primarily with one of Superior’s competitors, current distribution channels, and hence, our sales, could be significantly reduced.

Management will control a significant percentage of our stock.

If all shares of Series A and Series B preferred stock are converted into common stock, our  officers and directors, and their affiliates, own, as a group own more than 85% of the total outstanding voting rights of Pacific. As a result, such stockholders effectively control or significantly influence all matters requiring stockholder approval. These matters include the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control that may otherwise be advantageous to the non-affiliated stockholders.

Superior’s business can be significantly affected by environmental laws.

The constantly changing body of environmental laws and regulations may significantly influence Superior’s business and products. These laws and regulations require that various environmental standards be met and impose liability for the failure to comply with such standards. While we endeavor at each of our facilities to assure compliance with environmental laws and regulations, and are currently not aware of any ongoing issues of this nature, we cannot be certain that our operations or activities, or historical operations by others at our locations, will not result in civil or criminal enforcement actions or private actions that could have a materially adverse effect on our business. We may, in the future, purchase or lease properties with unresolved potential violations of federal or state environmental regulations. We will not proceed with leasing and/or purchase of a building without obtaining sufficient indemnification to mitigate the impact of the issues without recognizing significant expenses associated with litigation and cleanup. However, purchasing or leasing these properties requires us to weigh the cost of resolving these issues and the likelihood of litigation against the potential economic and business benefits of the transaction. If Superior fails to correctly identify, resolve and obtain indemnification against these risks, they could have a material adverse impact on our financial position.

Superior relies on key personnel and, if it is unable to retain or motivate key personnel or hire qualified personnel, Superior may not be able to grow effectively.

Superior’s success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly Mr. Steven Clark, who will be Chief Executive Officer, President and Treasurer of Pacific Alliance following the Acquisition. There can be no assurance that we will be able to retain the services of such officers and employees.  Our failure to retain the services of our key personnel could have a material adverse effect on our operations.   In order to support Superior’s projected growth, it will be required to effectively recruit, hire, train and retain additional qualified management personnel.  Superior’s inability to attract and retain the necessary personnel could have a material adverse effect on Superior.  Superior has no “key man” insurance on any of its key employees.

There is not now, and there may not ever be an active market for shares of our common stock.

Trading of our common stock is conducted on the “OTCBB”.  In general, there has been very little trading activity in shares of Pacific common stock. The small trading volume will likely make it difficult for our stockholders to sell their shares as and when they choose. Furthermore, small trading volumes are generally understood to depress market prices. As a result, you may not always be able to resell shares of our common stock publicly at the time and prices that you feel are fair or appropriate.

Our common stock is subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell the common stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

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that a broker or dealer approve a person's account for transactions in penny stocks; and

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the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

    In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

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obtain financial information and investment experience objectives of the person; and

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make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

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sets forth the basis on which the broker or dealer made the suitability determination; and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The regulations applicable to penny stocks may severely affect the market liquidity for the common stock and could limit an investor’s ability to sell the common stock in the secondary market.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to Pacific Alliance.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we do not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by Pacific Alliance contained a material misstatement of fact or was misleading in any material respect because of Pacific Alliance’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Pacific has not paid dividends in the past and does not expect to pay dividends for the foreseeable future.  Any return on investment may be limited to the value of the Common Stock.

No cash dividends have been paid on our common stock. We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as our board of directors may consider relevant. If we do not pay dividends, the common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.

Stockholders may have difficulty trading and obtaining quotations for our common stock.

Our common stock trades on a limited basis, and the bid and asked prices for our common stock on the Over-the-Counter Bulletin Board may fluctuate widely in the future. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of our common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations.

Dramatic fluctuations in the price of our common stock may make it difficult to sell our Common Stock. The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors, some of which are beyond our control.  Such factors include:

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dilution caused by our issuance of additional shares of common stock and other forms of equity securities, in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

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variations in our quarterly operating results;

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announcements that our revenue or income are below or that costs or losses are greater than analysts’ expectations;

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the general economic slowdown;

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sales of large blocks of our common stock by stockholders;

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announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

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fluctuations in stock market prices and volumes;

These and other factors, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our amended and restated certificate of incorporation grants our board of directors the power to designate and issue additional shares of common and/or preferred stock.

Our authorized capital consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.  Our preferred stock may be designated into series pursuant to authority granted by our certificate of incorporation, and on approval from our board of directors. The board of directors, without any action by our stockholders,  may designate and issue shares in such classes or series as the board of directors deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of other classes or series of stock that may be issued could be superior to the rights of holders of our Series B Shares. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to our Series B Shares. Furthermore, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then-current holders of our capital stock and may dilute the Pacific Alliance’s book value per share.

We are subject to Sarbanes-Oxley and the reporting requirements of federal securities laws, which can be expensive.

 As a public reporting company, we are subject to Sarbanes- Oxley and, accordingly, are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws. The costs of compliance with Sarbanes-Oxley, of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC, furnishing audited reports to our Stockholders, and other legal, audit and internal resource costs attendant with being a public reporting company will cause our expenses to be higher than if we were privately held.

Impact of corporate governance laws.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for public companies. We are required to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

 FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

BUSINESS

Overview

Superior was formed in October 2007, occupied its lease space in Ogden, Utah on December 6, 2007, from January to September of 2008 the plant and equipment were placed in service but did not commence operations until October of 2008.  Superior designs, manufactures and markets a broad range of air filtration products, air filters holding frames and air filter housings including (i) high-end High Efficiency Particulate Air (HEPA) filters, with at least 99.97% efficiency, and Absolute Isolation Barriers for the creation of synthesized atmospheres to control manufacturing environments and for the absolute control and containment of contaminants and toxic gases in certain manufacturing processes: (ii) mid-range filters for individual and commercial use, which fall under specifications which are categorized by Minimum Efficiency Reporting Value (MERV) ratings established by the American Society of Heating Refrigeration and Air Conditioning Engineers ("ASHRAE"); and (iii) standard-grade, low cost filters with efficiency ratings at 35% for standard residential and commercial furnace and air conditioning applications.

Superior management believes that despite Superior’s relative recent formation, it is already beginning to be recognized for quality products, expertise in the filtration industry, and innovative products for the air filtration industry.  As a manufacturer of commercial, industrial, and residential air filters, housing and frames, Superior makes a wide variety of products for removing and controlling airborne particulates and gaseous contaminants.

Superior also designs and manufactures some of its own production equipment to automate its processes in order to decrease labor costs associated with Superior’s standard products.

Because the need for clean air is universal, Superior designs air filter products for use in all types of air filtration systems, regardless of the original manufacturer.  The scope of the application is unlimited and ranges from ultra-clean air for semiconductor facilities and pharmaceutical manufacturing, preventing the spread of infection in hospitals, to removing odors and harmful gases in occupied spaces.

Superior’s air filtration products are utilized by many industries, including those associated with commercial and residential heating and ventilation and air conditioning systems ("HVAC" systems), semiconductor manufacturing, ultra-pure materials, food processing, biotechnology, pharmaceuticals, oil and gas, synthetics, nuclear power and nuclear materials processing.

Superior offers a broad line of air filtration products and related equipment and hardware.  These products are marketed through independent distributor networks, direct offices and retail operations to the end users.  Superior maintains separate product literature and product lines for each major market segment, however the basic underlying technology for the individual segment's products remain consistent throughout all product lines.

Currently, Superior’s revenues primarily are derived from the sale of after-market replacement filters, since air filters are typically placed in equipment designed to last much longer than the filters.

Superior’s primary focus has been on high-technology companies in the semiconductor, hospitality, good processing, pharmaceutical and nuclear industries.  The filtration systems are the key element in a semiconductor fabrication facility, and most of the advances in air filtration technology in recent years have been driven by the demand from semiconductor manufacturers to have increasingly efficient and dependable filters for their manufacturing facilities.

Superior has also concentrated on general commercial-grade products, including pre-filters, housings, and replacement filters for standard commercial and industrial HVAC systems. Since it commenced operations, Superior has experienced positive acceptance from the commercial and industrial air filter markets.  Superior’s design and packaging advantages create significant savings to the distributors.  Superior’s anticipates that demand for its products will increase as new markets are pursued.

Industry

Superior is in the business of retail residential and commercial/industrial air filter frame and housing manufacturing for the clean air industry.  The principal business of Superior is the manufacture of custom made high efficiency air filters, filtration systems, and housings which are used primarily in ultra clean manufacturing environments (clean room’s) in systems designed for the containment of airborne hazards. Superior sells its products both domestically and internationally and is a vertically integrated company with a filter assembly plant, metal working facility and die cutting equipment.  Air filtration products are critical to many high technology industries, including semi conductors, ultra pure material handling, bio-technology, pharmaceutical production, synthetics manufacturing, and the containment of airborne radioactive particles in nuclear facilities.

The air filtration market is mature, with market growth driven by a gradual trend toward higher efficiency filters for residential, commercial and industrial applications.  Superior management is of the belief that health concerns will accelerate this trend over the next five years as commercial buildings in large U.S. cities upgrade their ventilation systems to install more efficient filters trying to achieve LEED certification. Other growth drivers include an increasing propensity towards using higher-performance filters in commercial and residential spaces instead of current low-efficiency models, and the use of HEPA filters in new applications.

Superior management believes the forces driving the air filtration market are evolving, beginning in the past decade and continuing for the next several years, from preserving machinery and equipment to maintaining and or facilitating indoor air quality. In addition, we expect many technology industries to increase their reliance on air filters to remove microscopic and gaseous contaminants from sensitive manufacturing processes associated with semiconductor manufacturing, pharmaceutical production, ultra-pure materials manufacturing, nuclear power and materials processing, and biotechnology. Companies are devoting resources to air filtration products to enhance process efficiency and employee productivity.

Air filters are used in many different applications, including the following:

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Commercial and Residential HVAC Systems. Replacement filters are an essential requirement for the efficient operation of commercial and residential HVAC systems.

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Residential air cleaners. Stand-alone air cleaners which produce ultra-clean air in a defined area are also gaining in popularity among allergy sufferers and asthmatics, although follow-up sales of replacement filtration cartridges have been limited.

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General Industrial. Air filters are used in standard industrial settings to provide cleaner work environments; for example, auto makers use air filtration systems to remove “oil mist” contaminants from the air in their plants and industrial paint booth users utilize air filtration to remove paint particles from the air.

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Semiconductors. HEPA and carbon filters are necessary to meet the increasingly stringent manufacturing environment requirements of semiconductor manufacturers, where microscopic airborne contaminants can ruin microchips during production, having a large impact on manufacturing yield and profitability. Carbon filters are also being increasingly used to filter gaseous contaminants from semiconductor manufacturing areas.

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Pharmaceuticals. Pharmaceutical companies are increasingly using cleanrooms to prevent cross-contamination between different products and different lots of the same product being manufactured at the same facility. The increasing use of cultured microbes for drug production is also expected to increase demand for high-end containment environments.

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Biotechnology. Containment systems for the manipulation of viruses and bacteria using genetic engineering techniques are critical to the biotechnology industry.

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Nuclear Power and Materials Processing. Filtration systems are necessary to radioactive containment procedures for all nuclear facilities, containment systems are necessary to provide shielding.

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Chemical, Biological and Radiological Safe Environments. Filtration systems are necessary to provide a safe environment for those working in sensitive areas that may be subject to exposure to such substances.

Products

Superior offers a broad line of air filtration products and related equipment and hardware.  These products are marketed through both retail and independent distributor networks to the end users.  Superior maintains separate product literature and product lines for each major market segment, however the basic underlying technology for the individual segment's products remain consistent throughout all product lines. Information about Superior’s products is set forth below.

HEPA Filters – ULPA Ultra Low. A HEPA (High Efficiency Particle Arresting) filter can remove the majority of harmful particles, including mold spores, dust, dust mites, pet dander and other irritating allergens from the air. Along with other methods to reduce allergens, such as frequent dusting, the use of a HEPA filtration system can be a helpful aid in controlling the amount of allergens circulating in the air. HEPA filters can be found in most air purifiers, which are usually small and portable. HEPA filters and products containing them, such as home air purifiers and upright vacuum cleaners, have only been available to the public for the last decade or so. HEPA or "High Efficiency Particle Arrestor", as the letters stand for, is known for its outstanding performance in removing harmful micro-organisms from the air that we breathe. When this type of filter is used on an air purifying system, it can successfully trap up to 99.99% of every ten thousand particles that are floating around in the air. These particles can be about anything from bacteria, germs, viruses, dust, pet dander, pollen, mold, smoke, dust mites, et cetera.

The difference between a HEPA filter and any other filter is that it is made of thin fibers of glass. The fibers are formed into a thick paper - like material that is pleated. This means that a HEPA filter has a great amount of glass - paper in it. As the particles in the untreated air try to pass through the thick surface, they cannot, and they instead tend to adhere to it. Thus, the air that leaves this type of air purifying system is cleansed and almost totally free from contaminants.

A HEPA filter must have a minimum efficiency of 99.97% in capturing particles as small as 0.1 microns (a micron is one-millionth of a meter).

HEPA Filters and Equipment for Clean Room Applications.  Superior sells laminar flow grade filters and equipment to clean room contractors, as well as directly to end users, through its network of distributors.  Air Filtration is a significant component of clean room technology.  Clean Room cleanliness is measured by determining the number of particles of a given size per cubic foot of air, called the "Class" of the room; e.g.' a typical office environment might be rated Class 500,000, if the air contains 500,000 or fewer microscopic particulates per cubic foot; a modern semiconductor manufacturing facility will be rated Class 1, having at most one particle in any cubic foot of air.  Clean Room performance is, in part, determined by the number of filters in the room, and the grade of filter.

Superior manufacturer’s laminar flow grade filters using state-of-the-art technological designs, with highest quality media available.  These filters are used in clean room’s for semiconductor manufacturing, biotechnology facilities, pharmaceutical manufacturing, research and development facilities, and other specialty areas where an ultra-clean environment is necessary to maintain profitable yields.

Industrial Grade Products. Superior industrial grade products are used in various applications, including hospital and bio-medical ventilation systems, photoproduct processes, food handling or processing operations, toxic or carcinogenic containment, and as high-efficiency pre-filters for the terminal filter units in cleanroom’s using localized laminar flow hoods above workstations.

Nuclear Bio Chemical Grade - HEPA Filters and Equipment for Containment HVAC Systems.    Superior provides air cleaning systems that handle toxic, hazardous, and radioactive gas streams. Superior provides HEPA filtration systems that remove contaminants so that discharge can be safely used or blended into the atmosphere. Bag In/Bag Out systems are also available. Superior products meet all of the required US government and industry codes, specifications, and qualifications.

Carbon Filters. Superior uses carbon impinged media which captures and adsorbs both odors and chemicals.

Pleated air filters are among the top performers in the heating, ventilation and air conditioning industry.  Pleated air filters are one of the most popular types of filter available in the heating, ventilation and air conditioning industry. These filters offer a very wide variety of characteristics and are available over a wide range of efficiencies, media types and frame types. Some have electrostatic characteristics and others have tribo electrostatic that help with odor control. They are the industry standard for contractors because of their durability, availability, cost and effectiveness.  The pleated design

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Reduces Face Loading (dust is trapped on the surface of the filter material instead of throughout the depth of the material as in media type air filters).

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Increase efficiency and therefore allows for better air flow and less restriction.

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Folding the filter material into pleats increases the surface area of the filter and extends its useful life.

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Pleated air filter efficiencies vary greatly. Some have electrostatic characteristics.  Superior’s have a tribo electrostatic charge which is inherent in the media, and therefore do not fade over time.

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Some pleated filters are made with carbon or charcoal fiber impingement - These carbon impinged materials have the ability to absorb odor causing contaminants.  Our Carbon filter uses MERV 12 filtration media.

Residential and Commercial HVAC Filters.  Superior offers a broad line of residential and commercial HVAC filters including: The ULTIMATE Carbon filter, the ULTIMATE in Odor Control filter, the ULTIMATE in Allergen Protection, the ULTIMATE in Household Filtration, and the ULTIMATE in Flat Panel Air Filter.

Green Products. Superior also offers a green product, which serves as a Go Green Initiative, and is committed to environmental responsibility.  Superior’s high-efficiency pleated materials rated MERV 4 thru MERV 13 and above are products that contribute to the achievement of green initiative.  The MERV 4 product is a durable, long-life air filter is made with 100% recycled plastic bottles, cleanable media that does not support microbial growth. Designed to be cleaned with a vacuum and soft brush attachment it has a very low pressure-drop (resistance to airflow), providing optimum air flow as well as maximizing energy efficiency and savings.

ASHRAE Grade-Commercial Grade and ASHRAE-Rated Filters. Superior manufactures ASHRAE-Rated filters for commercial HVAC systems.  These filters are primarily sold as replacement and commodity filters.  Superiors ASHRAE products include: Supercell, Supercell2, Rigid, Dynaflo V8, Super-G, Super-G Extreme, Super-G Ultimate.

Chemical Grade Products. Superior offers a broad line of products and services to control odors, corrosive gases and airborne hazardous chemicals.  A wide variety of industrial and commercial applications use this technology, ranging from the semiconductor industry to removing industry volatile organic compounds.

Barrier Isolators – Controlled Environments for Critical Processes. Superior manufacturers Barrier Isolators – stand alone workstations designed for material requiring ultra-clean processing in an enclosure designed for bio-contamination.

Manufacturing

We manufacture air filters, housings, Absolute Isolation Barriers and related equipment at our Utah facilities.  In addition, we design and manufacture most of our production equipment.

Source and Availability of Raw Materials

Our principal raw materials are cardboard, micro glass fibers and synthetic fibers, sheet metal, extruded aluminum, stainless steel, various grades of mild rolled steel, adhesives, resins and wood. All of these raw materials are readily available in sufficient quantities from many suppliers.

Customers

Superior did not commence active operations until the last quarter of calendar year 2008.  Superior is not dependent upon any single customer.  Our largest customers for the fiscal year ended December 31, 2008 and for the six months ended June 30, 2009 are as follows:

Customer

Percent

Air Filter Sales and Service

  41%

Roto Aire Filter Sales & Service

  18%

Johnstone Supply

    3%

Superior sells air filtration systems to some of the world's major semiconductor manufacturers, both directly and through HVAC and clean room specialty contractors.  Superior sells filtration systems for production and research facilities in the pharmaceutical industry.  The requirements for pharmaceutical clean rooms differ from those of semiconductor manufacturers, with increased emphasis on the control and removal of volatile organic compounds with a decreased emphasis on particle concentrations.

Competition

The air filtration market is fragmented and highly competitive. There are many companies which compete in our market areas. We believe that the principal competitive factors in the air filtration business include product performance, name recognition, price, product knowledge, reputation, customized design, timely delivery and product maintenance. Quality and product availability are key to success is this industry.  We believe that we compete favorably in all of these categories. Competitors include companies with resources, assets, financial strength and market share which may be greater than ours. Major competitors include American Air Filter International, Camfil Farr Company, Donaldson Company, Inc., 3M, Flanders and Clarcor Inc. and regional firms like Filtration Group, and small local shops.

Research and Development

Superior develops products on its own and in consultation or partnership with its customers. Superior’s Technical Lines test product components and completed products to insure high quality manufacturing results, evaluate competitive products, aid suppliers in the development of product components, and conduct controlled tests of newly designed filters, filtration systems and packaging products for particular uses. Product development engineers are concerned with the improvement and creation of new filters and filtration media, filtration and containment systems, containers and packaging products in order to increase their performance characteristics, broaden their respective uses, counteract obsolescence and evaluate other products available in the marketplace.

Our research and development is currently focused in the following areas:

Automated equipment design, to increase the efficiency and profitability of production lines used for mass production of off-the-shelf filters.

Alternative filtration media types, including evaluation of new synthetic and glass media products, which might either increase efficiency, reduce energy consumption and/or decrease media costs;

Application development, where new methods and products are developed from existing technologies, Superior’s new low profile format (radial pleats) facilitating a nested or stackable format is an example of this.

In fiscal 2008, Superior employed approximately 32 employees on either a full-time or part-time basis working directly or indirectly on research activities relating to the development of new products or the improvement or redesign of its existing products. During this period Superior spent approximately $125,000 on research and development.

Intellectual Property

Superior is currently developing new filtration technology and fabrication methods.  We have  developed new pleating technology and increases filter efficiency with a lower profile pleat.  We also intend, subject to available funds among other factors, to pursue not only the development of additional Intellectual Properties but also its proactive acquisition when we identify opportunities to strengthen our proprietary position.

Employees

Superior employed 57 full-time employees on May 31, 2009; 52 in manufacturing, two in development and technical staff, one in sales and marketing, and the remaining two in support staff and administration. We consider our employee relations to be good.

Government Regulation

Our operations are in material compliance with applicable environmental laws and regulations.  Risks of significant costs and liabilities are inherent in manufacturing operations, and we cannot assure that significant costs and liabilities will not be incurred.  Moreover, it is possible that other developments, such an increasingly strict environmental laws and regulations and enforcement policies, and claims for damages to property or persons resulting from our operations, could result in substantial costs and liabilities to us. We currently believe that changes in environmental laws and regulations will not have a material adverse effect on our financial position, results of operations or cash flows in the near term.

We are also subject to the requirements of OSHA and comparable state statutes. We believe we are in material compliance with OSHA and state requirements, including general industry standards, record keeping requirements and monitoring of occupational exposures. In general, we expect to increase our expenditures to comply with stricter industry and regulatory safety standards such as those described above. Although such expenditures cannot be accurately estimated at this time, we do not believe that they will have future material adverse effect on our financial position, results of operations or cash flows.

Seasonality

Although we have less than two years of operating history, we do not anticipate that our business will be seasonal.  Demand for our general commercial and industrial products can be highly influenced by the weather, with higher sales generally associated with extremes of either hot or cold weather.  Lower sales are generally associated with temperate weather. Because of weather-related demand fluctuations in quarter-to-quarter performance may not be a good predictor of future results.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

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success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Acquisition;

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effectively competing in the air filtration products industry;

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potential ability to obtain additional financing to fund our business plan;

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our ability to generate revenues to enable us to operate at a profit;

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public securities’ potential liquidity and trading;

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our financial performance following the Acquisition.

Operating Results

Overview of Superior’s Operations.  During the first year of operation, Superior has sales of $667,581 and sustained a net loss of $373,477 before taking into account taxes.

Sales for the first three months of 2009 were $393,119 compared to sales of $111,897 for the first three months of 2008.  Income from operations for the first three months of 2009 was $22,912 and net income of $12,912 before taxes compared to a loss from operations for the first three months of 2008 of $27,656 and net loss of $27,656.

 Sales for the three months ended June 30, 2009 were $764,898 compared to sales of $61,468 for the three months ended June 30, 2008.   Income from operations for the three months ended June 30, 2009 were $24,421 and net income was $14,421 compared to a loss from operations for the three months ended June 30, 2008 of $86,546 and a net loss of $86,546.

Sales for the first six months of 2009 were $1,158,017 compared to sales of $ $173,365 for the first six months of 2008.  Income from operations for the first six months of 2009 was $47,333 with net income of $27,333 compared to a net loss from operations for the first six months of 2008 of $114,202 and net loss of $114,202.

 It is difficult to anticipate future levels of income and loss while the company expands its operation.  During the second quarter of 2009, Superior opened two direct offices in Albuquerque, NM and Denver, CO. which reduced earnings from operations by approximately $76,000.   On September 9th, 2009 Superior signed a ten year exclusive distribution and resale agreement with Petersen Incorporated and Energy Solutions, LLC related to its nuclear filtration line of products.  This agreement should impact operations in 2010.

We anticipate that the execution of Superior’s business plan will result in a rapid expansion of our operations, which may place a significant strain on Superior’s management, financial and other resources.  Superior’s ability to manage the problems associated with the expansion of Superior’s business operations after the Acquisition will depend, among other things, on our ability to monitor operations, control costs, maintain effective quality control, secure necessary marketing arrangements, expand internal management, technical information and accounting systems and attract, assimilate and retain qualified management and other personnel.  If we fail to effectively manage these issues, we may not be profitable in the near future, or ever.

The difficulties in managing these various business issues will be compounded by a number of unique attributes of our anticipated business operations and business strategy.  For example, Superior intends to introduce a new retail air filter product line that relies on various new concepts, a new radial pleat, a stackable concept which reduces freight costs and places twice the amount of product shelf as the standard product currently being used in the industry.  Superior is using new filtration media that provides a higher level of filtration with a lower pressure drop which should generate energy savings.  Many of these concepts are new to the industry and have only been test marketed in limited environments.  Should these and other concepts not perform as expected, Superior’s financial condition and the results of our operations could be materially and adversely affected.

We have not compensated certain members of our management.  Accordingly, our financial statements do not reflect compensation expenses for such persons.  If we had compensated such management on a reasonable basis, our total operating expenses would have been greater, which would have adversely affected the size of our loss for fiscal year 2008 and would have reduced our profit for the quarters ended March 31, 2009 and June 30, 2009.

Liquidity and Capital Resources.

Superior believes it will have the ability to moderate its capital spending after the Acquisition as it executes its business plan by the speed at which we expand the operations of the business hiring practices and promotional activities.  If we elect to slow the speed, or narrow the focus of our business plan, we will be able to reduce our capital expenditures.  Our actual ability to effectuate our proposed business plan using Superior’s assets after the Acquisition, will depend on a number of factors, however, including the speed of our expansion, the acceptance of products in the market, our ability to protect our intellectual property, as well as factors over which we may have little or no control, such as regulatory changes, changes in technology or our ability to meet the demand for our product.  In addition, actual costs and revenues can vary from the amounts that Superior expects or budgets in its business plan, possibly materially, and those variations are likely to affect our ability to generate a profit or our need for additional financing.  Accordingly, Superior can give no assurance that its actual financial needs will not exceed the anticipated amounts that are available to it, including from new third parties.

If Superior needs additional funding, and acquires that funding through the issuance of Pacific equity securities, Pacific’s stockholders may experience dilution in the value per share of their equity securities.  The acquisition of funding through the issuance of debt could result in a substantial portion of our cash flow from operations being dedicated to the payment of principal and interest on that indebtedness, and could render us more vulnerable to competitive pressures and economic downturns.

Superior’s Significant Accounting Policies.  Superior has adopted a number of critical accounting policies relating to its business operations.  Superior anticipates that, after the Acquisition, it will adopt the same accounting policies in its operation of the manufacture and distribution of air filtration products.  These accounting policies require significant judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.  Superior’s critical accounting policies, the underlying judgments and uncertainties regarding its application of those policies to its assets and operations and the likelihood that materially different amounts would be reported under different conditions or using different assumptions, are as follows:

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Inventories are stated at the lower of cost or market.  “Cost” is determined on a first-in, first-out basis, and “market” is based on realizable value.

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Specific costs related to obtaining patents and trademarks have been capitalized.  Patents are amortized over their legal life of 20 years from the date of filing.  Costs of trademarks are not amortized, since their lives are indefinite.

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Depreciation is computed on the straight-line method using estimated useful lives (depending on the type of asset) ranging from 3 to 5 years.

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Advertising costs are charged to operations when they are incurred.

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Superior has made no provision for income taxes since it has operated as a limited liability company and has elected, for tax purposes, to be taxed as a partnership.  At the time of the Acquisition, Superior will become a C corporation and be subject to income taxes.

Item 3.  Properties

As a result of our acquisition of Superior, our facilities will consist of the facilities of Superior.  The following table lists our principal facilities all of which are leased from non-affiliated lessors. Management believes that these properties are adequate for our current operational needs. We may, at some point, relocate, reorganize or consolidate various facilities for reasons of operating efficiencies or may open new plants to take advantage of perceived new economic opportunities. We are of the opinion that all properties are well maintained and appropriately insured.

Location	Approximate Space	Monthly Payment
Ogden Utah	35,000 sq. ft.	$9,090
Albuquerque, NM	4,000 sq. ft.	$2,250
Denver, CO	9,500 sq. ft.	$2,310

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of October 30, 2009 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of Pacific’s executive officers and directors; and (iii) Pacific’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.  The share ownership set forth below assumes all shares of Series A Preferred Stock and all shares of Series B Preferred Stock are converted into common stock and a 1-for-20 reverse stock split is effected.

	Shares Owned (1)	Assuming Maximum Offering (2)	Based on 665,000 Shares (3)

Mark Scharmann(4)	1,526,925	4.09%	4.43%
David Knudson(5)	332,083	0.89%	0.96%
Dan Price(6)	11,852	0.03%	0.03%
Steven Clark(7)	27,930,000	74.85%	81.07%
Randall Menscer(8)	1,250,000	3.35%	3.63%
Jan Clark(9)	26,180,000	70.16%	75.99%

(1)

Assuming all Series A and Series B Preferred Stock outstanding as of the Closing Date are converted into common stock and Pacific affects a 1-for-20 reverse stock split.

(2)

Assumes the Maximum Offering of $3,270,000 is received pursuant to the Private Offering Memorandum.

(3)

Calculated as of the initial closing of 665,000 Series B shares offering.

(4)

Mr. Scharmann was formerly the President of and is currently a Director of Pacific Alliance.  The shares designated as owned by Mr. Scharmann include (i) shares currently owned of record in his own name; (ii) shares to be issued to him as compensation prior to closing; (iii) shares currently owned of record by Troika Investment, LLC; and (iv) approximately 8,000 shares issuable upon the exercise of a Warrant owned by Sycamore attributed to Mr. Scharmann’s 32% ownership of Sycamore.

(5)

Mr. Knudson is currently the Secretary and a Director of Pacific Alliance.  The shares designated as owned by Mr. Knudson include (i) shares currently owned of record in his own name; (ii) shares to be issued to him as compensation prior to closing; and (iii) approximately 1,250 shares issuable upon the exercise of a Warrant owned by Sycamore attributed to Mr. Knudson’s 5% ownership of Sycamore.

(6)

Mr. Price was formerly the vice president of and is currently a Director of Pacific Alliance.  The shares designated as owned by Mr. Price include shares owned of record in the name of Mr. Price.

(7)

Mr. Clark was a Superior Member.  He is currently the CEO/President/Treasurer and a Director of Pacific Alliance.  The shares designated as being owned by Mr. Clark includes 1,750,000 shares owned of record in his own name and 26,180,000 shares owned of record by Jan Clark, the wife of Steve Clark.

(8)

Mr. Menscer was a Superior Member.  He is a Director of Pacific Alliance.

(9)

Ms. Jan Clark was a Superior Member and is the wife of Steve Clark

Item 5.  Directors and Executive Officers

Below are the names and certain information regarding Pacific’s executive officers and directors following the Acquisition of Superior.

Name	Age	Position

Steve Clark (1) Randall Menscer (1)	54 59	CEO/President/Treasurer/Director Director
Mark Scharmann (2)	51	Director
Dan Price (2)	54	Director
David Knudson (2)	50	Secretary/Director

Biographical information about the post-Acquisition management of Pacific Alliance is set forth below:

Steve Clark.  Mr. Clark is the current CEO of Superior Filtration Products.  Previously Mr. Clark was the President and CEO of Flanders Corporation.  He was the Chief Financial officer and Director from December 1995 through December of 2004. He became the Chief Executive officer in December 2004. From July 1992 through October 1995, he was the Chief Financial Officer of Daw Technologies, Inc., a

specialty cleanroom contractor and customer of Superior.  Prior to this he was a senior partner of Miller and Clark, an accounting and management services firm.  Mr. Clark spent four years with Price Waterhouse, and an additional four years with Arthur Andersen, both accounting firms.  He has Bachelor of Arts degrees in Accounting and Political Science and a Master of Business Administration Degree, all from the University of Utah.

Randall Menscer.  Mr. Menscer is the current President and CEO of Star Leasing and the prior President and CEO of Shippers Freight Lines.  Randall has been in the transportation, logistics and warehousing for over 38 years.  Graduate of the University of Maryland with a degree in business.  Randall has been on the advisory board to the Central Southern rate conference.  Randall was a prior member of the advisory board for the National Business Conference and currently works with Chairman, Tom Cole, congressman from Oklahoma, on the National Business Development Committee.

 Mark Scharmann.   Mr. Scharmann was the President of Pacific Alliance from 1995 through the Acquisition.  Mr. Scharmann has been a private investor and business consultant since 1981. Mr. Scharmann became involved in the consulting business following his compilation and editing in 1982 of a publication called Digest of Stocks Listed on the Intermountain Stock Exchange. In 1981 he compiled and edited an 800 page publication called the OTC Penny Stock Digest. Mr. Scharmann has rendered consulting services to public and private companies regarding reverse acquisition transactions and other matters. Mr. Scharmann was vice president of OTC Communications, Inc. from March 1984 to January 1987. From 1982 to 1996, he was the president of Royal Oak Resources Corporation. From 1994 to 1997, Mr. Scharmann was the President of Norvex, Inc., a shell corporation which completed an acquisition and in connection therewith, changed its name to Capital Title Group, Inc.  Capital Title Group, Inc. (formerly NASDAQ CTGI) was purchased by LandAmerica (NYSE:LFG) for stock and cash in November of 2006. Mr. Scharmann was an officer of Immunotechnology Corporation from 1997 to 2006.  Immunotechnology Corp. acquired Petals, Inc. (PDEC).   He was President of Ogden Golf Company Corp., which recently acquired Bio Path Holdings, Inc. (BPTH).  Mr. Scharmann is a promoter of Nightingale, Inc., a publicly-held shell corporation.  Mr. Scharmann is an officer and director of Nevada Land Holding Company, a privately held corporation.

Dan O. Price. Since February 2001, Mr. Price has been working as an Enrollment Counselor for the University of Phoenix. From 1998 to October 2000, Mr. Price worked as an evaluator at Learning Technics, Kirkland, WA and Salt Lake City, UT. From 1993 to 1998, Mr. Price served as Vice-President of Corporate Development for Troika Capital Investment. Prior to that, Mr. Price worked for seven (7) years as the National Sales Director for a business providing electronic bankcard processing and other merchant services. For four (4) years he worked as an Organizational Manager involved in direct sales of educational material, with 50 sales people in the western states under his management. Mr. Price has been in sales and marketing for twenty (20) years and sales management and business management for fifteen (15) years. Mr. Price received his B.A. from Weber State College in 1983. He has served as an officer and director on two (2) small publicly traded companies.

David Knudson. Mr. Knudson has worked as a business consultant since 1985. He earned his B.S. Degree in Finance from Weber State College in 1984 and a B.S. Degree in Information Systems and Technologies at Weber State University in 1996. He has been an officer and director of several small publicly-held shell corporations. Mr. Knudson was also employed as an adjunct professor and from 1992 to 1996 was employed as a computer information systems consultant at Weber State University. Mr. Knudson is an officer and director of Nightingale, Inc., a publicly-held shell corporation. Mr. Knudson is an officer and director of Nevada Land Holding Company, a privately held corporation.

The Series A stockholders have the right to elect two of our five directors.  The remaining directors are elected by all stockholders voting as a group.  Inasmuch as the Series A stockholders own a majority of the votes, they, as a group, are able to control the vote on the three non-Series A directors.  We do not anticipate there will be another election for directors until the second quarter of 2010 and accordingly, we anticipate that the non-Series A directors existing at the time of closing will continue to serve as directors.  However, the Series A stockholders, as a group, will, at all times after closing, have sufficient voting control to elect all directors.

Superior Management

Superior’s management consists of the following persons:

Steve Clark, Chief Executive Officer.  Biographical information about Mr. Clark is set forth above

Randall Menscer, Board of Director. Biographical information about Mr. Menscer is set forth above.

Raymond Nicholson, Board of Director.  Mr. Nicholson, age 64, is the current President and Chief Executive Officer of Nicholson Electric Co., Inc.  Raymond has an unlimited North Carolina electrical contracting and unlimited general contracting license.  Raymond started the electrical contracting business in September, and military construction projects.  At the present Raymond is semi retired from the electrical business and is currently doing commercial and residential developing.

Ocie Murray, Board of Director.  Mr. Murray, age 66, is a practicing attorney who has extensive experience in matters involving corporate and business tax law, corporate entity establishment and acquisition, the structuring of effective business planning, regulatory compliance and the creation and actuation of effective corporate tax planning for domestic and international business transactions.  He received his BA degree from Elon University, his JD degree from The College of William and Mary, and his LLM in Taxation degree from Georgetown University.  He has worked as a trial attorney with the Internal Revenue Service for five years and has been in private practice for over twenty-five years.  He has served as chairman of the Tax Section of the North Carolina Bar Association and as a member of both the Tax Council and Bankruptcy Council of the North Carolina Bar Association.

Stephen Miklos, Board of Director.  Mr. Miklos, age 47, is the current vice-president and partner of Sun Print Management.  Sun Print Management is a Hewlett Packard Gold business partner, servicing the largest privately held HP lease base within the United States covering 46 states.  Also, he is a partner in Total Service Solutions which provides both sales and service of IBM mainframe and midrange computers.  Stephen is the 2007 Offshore Powerboat Racing world champion.  He has held this title in 2002, 2003, and 2006.  He has authored numerous technical, safety and competition protocols for the American Powerboat Association, Offshore Division.  He is the corporate liaison for APBA Offshore GM Vortec HP3-8100 engine development program.

Item 6.  Executive Compensation

The following Summary Compensation Table sets forth the aggregate compensation paid or accrued by Pacific Alliance to our Principal Executive Officer, our Principal Financial Officer and certain other executive officers, (the Named Executive Officers”) as of December 31, 2008.

Summary Compensation Table

Current Officers Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

M. Scharmann	2008	0	0	32,175	0	0	0	0	32,175
CEO, Pres.	2007	0	0	19,200	0	0	0	0	19,200
	2006	0	0	17,925	0	0	0	0	17,925

D. Knudson,	2008	0	0	24,925	0	0	0	0	24,925
Sec/Treas	2007	0	0	35,805	0	0	0	0	35,805
	2006	0	0	39,210	0	0	0	0	39,210

(1) Stock compensation is paid in shares of common stock priced at $.10 per share.

Options

We have not issued any options or warrants to any of our officers and directors for compensation during the last three fiscal years or during 2009.  None of our officers and directors owned any options or warrants to acquire shares of our common stock. In June 2009, we issued Sycamore Ventures, LLC, Series 1 a warrant to purchase 500,000 shares of our common stock at $0.05 per share.  Mark Scharmann and David Knudson are affiliates of Sycamore Ventures, LLC, Series 1.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide pension benefits or provide any other qualified retirement plans or non-nonqualified deferred compensation plans for our employees or directors.

Employment Agreements

Pacific Alliance is currently not a party to any employment agreement. Our Bankruptcy Plan of Reorganization provides that our officers will be compensated at the rate of $75.00 per hour for services rendered to Pacific Alliance. Until such time as our stockholder’s equity reaches $350,000, our officers shall be issued shares of our common stock for services rendered. Such shares shall be valued at $.10 per share. At such time as we complete an acquisition or merger, our Board of Directors, as then constituted, shall set the compensation of officers, directors and employees.

For the year ended December 31, 2008 we compensated our officers as follows:

Name	Compensation	Shares Issued

Mark Scharmann	$32,175	321,750
David Knudson	$24,945	249,450
Dan Price	$ 1,725	17,250

Our Bankruptcy Plan of Reorganization also provides that upon the completion of a Business Combination, our management group will be issued shares of our common stock which amount to 1% of the total shares issued in connection with such Business Combination.

SUPERIOR MANAGEMENT COMPENSATION

The following Summary Compensation Table sets forth the aggregate compensation paid or accrued by Superior to its Principal Executive Officer, Principal Financial Officer and certain other executive officers, (the Named Executive Officers”) as of December 31, 2008.

Summary Compensation Table

Current Officers Name & Principal Position	Year	Salary ($)	Bonus ($)	Total ($)

Steven Clark	2008	-0-	-0-	-0-

Ronald Menscer	2008	-0-	-0-	-0-

Options

Superior has not issued any options or warrants to any of its officers and directors for compensation since its inception.

Pension Benefits and Nonqualified Deferred Compensation

Superior does not provide pension benefits or provide any other qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

Employment Agreements

Superior is currently not a party to any employment agreement.

Item 7.       Certain Relationships and Related Transactions, and Director Independence

Regarding Pacific Alliance

As part of its Plan of Reorganization, Pacific Alliance issued 5,000,000 shares of its common stock to Troika Capital in consideration of $25,000 and Troika’s agreement to provide an additional $75,000 in equity or debt funding to pay our tax obligations.

From 1998 to 2005, Troika Capital, affiliate of Mark Scharmann, the President of Pacific Alliance, made loans totaling $508,281.  During the same period, Pacific Alliance made loan repayments of $278,194.  All of such loans were unsecured and bore interest at the rate of 10% per annum.

During 2006, Troika Capital loaned $27,923 to Pacific Alliance. Such loan is due on demand and bears interest at 10% per annum.  During 2006, Pacific Alliance issued 20,000,000 shares of its common stock to Mark Scharmann, our president as payment of $100,000 of outstanding notes.

During 2007, Mark Scharmann, our president, loaned $87,228 to Pacific Alliance. Such loan is due on demand and bears interest at 10% per annum.

During 2008, Mark Scharmann, our president, loaned $84,018 to Pacific Alliance. Such loan is due on demand and bears interest at 10% per annum.

Sycamore Ventures, LLC, Series 1 (“Sycamore”), an affiliate of Pacific Alliance’s former president, Mark Scharmann, and current Secretary, David Knudson loaned Superior $250,000 for Superior’s use as working capital prior to the closing of the Exchange Agreement.  Such loan is secured by the receivables, general intangibles and chattel paper of Superior.  In exchange for Sycamore making such loan to Superior, Pacific Alliance has issued Sycamore warrants to purchase 500,000 shares of Pacific’s common stock at a price of $0.05 per share.  Such warrants will be exercisable for a term of five years.  If Pacific Alliance completes a 1-for-20 reverse stock split, the Warrant will entitle Sycamore to purchase 25,000 shares of Pacific Alliance common stock at a price of $1.00 per share.

The Company’s officers and directors were issued shares of the Company’s common stock for services rendered during the last three years in the following amounts:

		Shares Issued	Value
Year	Officer	or Accrued	of Services

2009	Mark Scharmann	447,350	$44,735
2009	Dan Price	55,500	$5,500
2009	David Knudson	596,000	$59,655
2008	Mark Scharmann	321,750	$32,175
2008	Dan Price	17,250	$1,725
2008	David Knudson	249,450	$24,945
2007	Mark Scharmann	192,000	$19,200
2007	Dan Price	28,500	$2,850
2007	David Knudson	358,050	$35,805
2006	Mark Scharmann	179,250	$17,925
2006	Dan Price	31,500	$3,150
2006	David Knudson	392,100	$39,210

Regarding Superior

None.

Director Independence

Item 8.  Legal Proceedings

We are not party to any legal proceedings.

Item 9. Market Price of and Dividends on Common Equity and Related Stockholder Matters.

Pacific Alliance’s common stock is quoted on the OTC Bulletin Board under the trading symbol PALC. There currently is a limited market for our common stock. Trading in our common stock is sporadic and trades are made on a workout basis with the market maker.

Fiscal year ended December 31,	High	Low
2009
Fourth Quarter (through October 28, 2010)	$0.29	$0.18
Third Quarter	$0.30	$0.10
Second Quarter	$0.15	$0.05
First Quarter	$0.15	$0.05

2008
Fourth Quarter	$0.20	$0.07
Third Quarter	$0.10	$0.10
Second Quarter	$0.10	$0.06
First Quarter	$0.06	$0.03

2007
Fourth Quarter	$0.07	$0.03
Third Quarter	$0.09	$0.09
Second Quarter	ND*	$ND*
First Quarter	$0.09	$0.07

2006
Fourth Quarter	$0.08	$0.07
Third Quarter	$0.09	$0.09
Second Quarter	ND*	ND*
First Quarter	$0.09	$0.08

*No trading activity during period.

Holders

As of October 30, 2009, there were 68,603,698 shares of common stock outstanding and approximately 200 stockholders of record of common stock.  We also have 1,000,000 shares of our Series A Convertible Stock issued and outstanding, and 665,000 shares of our Series B Convertible Preferred Stock issued and outstanding.

Transfer Agent and Registrar

Our transfer agent is Fidelity Transfer Company, 8915 South 700 East, Suite 102, Sandy, UT 84070; telephone (801) 562-1300.

Dividend Policy

Pacific has not paid any cash dividends on its common stock to date and does not intend to pay dividends in the foreseeable future. The payment of dividends in the future will be contingent upon revenues and earnings, if any, capital requirements, and our general financial condition. The payment of any dividends will be within the discretion of the then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the business operations. Accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

Warrants, Options and Convertible Debt

Currently, there are outstanding options and warrants to purchase shares of the Company’s common stock. Information about outstanding options and warrants is as follows:

Holder	Shares Underlying Option/Warrant	Exercise Price	Expiration Date
Sycamore Ventures, LLC, Series 1	500,000	$0.05/share	June 30, 2014

Item 10.  Recent Sales of Unregistered Securities

See Item 3.02.

Item 11.   Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, 1,000,000 of which have been designated as Series A  Convertible Preferred Stock and 3,300,000 of which have been designated as Series B Convertible Preferred Stock. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, By-laws and the Certificates of Designations, Preferences and Rights of the Series A Shares and the Series B Shares.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Unless a greater plurality is required by the express requirements of law or Pacific Alliance’s Amended and Restated Certificate of Incorporation, the affirmative vote of a majority of the shares of voting stock represented at a meeting of stockholders at which there shall be a quorum present shall be required to authorize all matters to be voted upon by the stockholders of Pacific Alliance. According to our charter documents, holders of our common stock do not have preemptive rights and are not entitled to cumulative voting rights. There are no conversion or redemption rights or sinking funds provided for our stockholders. Shares of our common stock share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available for distribution as dividends. In the event of a liquidation, dissolution or winding up of Pacific Alliance, the holders of our common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

 Series A Convertible Preferred Stock

In connection with the Exchange Agreement between Pacific Alliance at the Superior Members, we designated 1,000,000 Series A Shares out of our total authorized number of 5,000,000 shares of Preferred Stock, par value $0.001 per share. The rights and preferences of the Series A Shares are set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock which we filed with the Secretary of State of Delaware. The following is a summary of the rights and preferences:

No Dividends. No dividends shall accrue on the Series A Shares until after the first anniversary of the date of issuance.  Thereafter, the Series A Shares shall be entitled to dividends pari passu with our common stock as though the Series A Shares had been converted into common stock.

Voting Rights. Each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which the Series A Shares held by such holder are convertible on the record date for the vote on such matter as of the record date, at each meeting of stockholders of Pacific Alliance (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of Pacific Alliance for their action or consideration. Holders of Series A Shares shall be entitled to notice of any meeting of stockholders and, except as otherwise provided herein or otherwise required by law, to vote together with the holders of common stock as a single class.

Liquidation. Upon any liquidation, dissolution or winding-up of Pacific Alliance, whether voluntary or involuntary, the holders of the Series A Shares shall not be entitled to receive any preference and each holder of Series A Shares shall share ratably with the holders of our common stock as though the Series A Preferred Shares had been converted into common stock.

Conversion at Option of Holder. The holders of the Series A Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)

Right to Convert.   From and after December 1, 2009, each Series A Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into 606.60 shares of our common stock (“Conversion Ratio”).  Notwithstanding anything else in this Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, the Holders have no right to convert his or its shares of Series A Preferred Stock into common stock, unless there are a sufficient number of shares of common stock authorized to effect such Conversion.

(b)

Fractional Shares. No fractional shares of common stock shall be issued upon conversion of the Series A Shares. In lieu of any fractional shares to which the Holder would otherwise be entitled, Pacific Alliance shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

Stock Dividends and Stock Splits. Appropriate adjustments will be made to the conversion ratio in the event of a stock dividend, stock distribution, stock split or reverse stock split or reclassification with respect to the outstanding shares of our common stock.

No Redemption Rights or Requirements.  Pacific Alliance has no right to redeem the Series A Shares and a holder has no right to require us to redeem the Series A  Shares.

 Series A Directors, Board of Directors. The Holders shall have the right to the exclusion of all other classes or series of our capital stock, voting at a meeting of stockholders called for the purpose or by written consent, separately from the common stock and all other series of preferred stock, to elect two (2) individuals (the “Series A Directors”) to serve on the Board of Directors of Pacific Alliance. Any Series A Director elected pursuant to this Section may be removed at any time without cause by, and only by, the vote, given at a meeting or by written consent of the holders of Series A Shares. Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any Series A Director elected shall only be filled by the remaining Series A Director, if any, or the holders of the Series A Shares. The Series A Directors shall be entitled to reimbursement from Pacific Alliance for costs and expenses in attending board meetings.

Series B Convertible Preferred Stock

We have designated 3,300,000 shares of Series B Shares out of our total authorized number of 5,000,000 shares of preferred stock, par value $0.001 per share. The rights and preferences of the Series B Stock are set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock which we filed with the Secretary of State of Delaware. The following is a summary of the rights and preferences:

No Dividends. No dividends shall accrue on the Series B Shares until after the first anniversary of the Original Issuance Date.  Thereafter, the Series B Shares shall be entitled to dividends pari passu with our common stock as though the Series B Shares had been converted into common stock.

Voting Rights. Each holder of Series B Shares shall be entitled to the number of votes equal to the number of whole shares of common stock into which the Series B Shares held by such holder are convertible on the record date for the vote on such matter as of the record date, at each meeting of stockholders of Pacific Alliance (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of Pacific Alliance for their action or consideration. Holders of Series B Shares shall be entitled to notice of any meeting of stockholders and, except as otherwise provided herein or otherwise required by law, to vote together with the holders of common stock as a single class.

Liquidation. Upon any liquidation, dissolution or winding-up of Pacific Alliance, whether voluntary or involuntary, the holders of Series B Shares shall not be entitled to receive any preference and each holder of Series B Shares shall share ratably with the holders of our common stock as though the Series B Shares had been converted into common stock.

Conversion at Option of Holder.  Holders of the Series B Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)

Right to Convert. From and after December 1, 2009, each Series B Share shall be convertible, at the option of the Holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into 20 shares of Pacific Alliance’s common stock (“Conversion Ratio”).  The holders have no right to convert Series B Shares Stock into common stock, unless there are a sufficient number of shares of common stock authorized to effect such conversion.

(b)

Fractional Shares. No fractional shares of common stock shall be issued upon conversion of the Series B Shares. In lieu of any fractional shares to which the Holder would otherwise be entitled, Pacific Alliance shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

Stock Dividends and Stock Splits. Appropriate adjustments will be made to the conversion ratio in the event of a stock dividend, stock distribution, stock split or reverse stock split or reclassification with respect to the outstanding shares of our common stock.

No Redemption Rights or Requirements.  Pacific Alliance has no right to redeem the Series B Shares and a holder has no right to require Pacific Alliance to redeem the Series B Shares.

Anti-takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

Our Amended and Restated Certificate of Incorporation contains provisions that could make it more difficult to acquire control of our Company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Anti-Takeover Effects of Delaware Law

Section 203 of the Delaware General Corporation Law (DGCL) provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•

prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•

on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔ % of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The restrictions described above also do not apply to specified business combinations with a person who is an “interested stockholder” prior to the time when the corporation’s common stock is listed on a national securities exchange, so these restrictions would not apply to a business combination with any person who is one of our stockholders prior to this offering.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•

the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.

Rule 144

The SEC has adopted amendments to Rule 144 which applies to securities acquired both before and after the adoption date. Under these amendments, a person who has beneficially owned restricted shares of a non-shell corporation for at least six months is entitled to sell their securities without restriction provided that (i) such person is not deemed to have been an affiliate of the issuer at the time of, or at any time during the three months preceding, a sale and (ii) the issuer is subject to the Securities Exchange Act  of 1934, as amended  (the “Exchange Act”) periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of a non-shell corporation for at least six months but who are affiliates of the issuer at the time of, or at any time during the three months preceding, a sale, are subject to additional restrictions, by which such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the total number of securities of the same class then outstanding, or

•

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that the issuer is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed in this Memorandum by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•

the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•

at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We are a shell corporation and as a result, our stockholders will not be able to sell the Series B Shares purchased in this Offering, or the shares of common stock into which the Series B Shares are converted, pursuant to Rule 144 until one year after we have closed the Acquisition and filed a Form 8-K which contains information about Superior that meets the requirements of SEC Form 10.

Item 12.  Indemnification of Directors and Officers

Pacific’s certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, Pacific’s certificate of incorporation contains provisions to indemnify Pacific’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13.  Financial Statements and Supplementary Data

With regard to Pacific’s 2008 and 2009 financial statements, reference is made to the filings with the SEC made by Pacific on Form 10-K on April 15, 2009, Form 10-Q/A on August 18, 2009, and Form 10-Q on August 19, 2009.  The financial statements of Superior are attached hereto.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

ITEM 3.02.   UNREGISTERED SALES OF EQUITY SECURITIES.

As disclosed under Item 2.01 above, in connection with the Exchange Agreement, Pacific issued an aggregate of 1,000,000 shares of Series A Preferred Stock to the former Superior Members, all of which were unregistered. Subject to certain conditions and not earlier than December 1, 2009, such shares of Series A Preferred Stock are convertible into 606,600,000 shares of Pacific common stock.

In connection with the Exchange Agreement and pursuant to the provisions of Pacific’s bankruptcy plan of reorganization, Pacific issued 6,066,000 shares of its common stock to its former management.

In June 2009, Pacific issued a total of 546,000 shares of its common stock to its then current management for services rendered.

In June 2009, Pacific also issued 2,000,000 shares of common stock to Hyacinth Resources for services rendered.

In June 2009, we issued warrants to purchase 500,000 shares of common stock to Sycamore Ventures, LLC, Series 1, an affiliate of Pacific Alliance’s former president, Mark Scharmann, and current Secretary, David Knudson in exchange for Sycamore making a loan to Superior.  The warrant is exercisable at $.05 per share for a period of five years and may be exercised on a cashless basis.

Pursuant to a Private Placement Memorandum dated July 17, 2009, as of October 28, 2009 we had sold an aggregate of 665,000 shares of Series B Convertible Preferred Stock for aggregate gross proceeds of $665,000 to 21 accredited investors and other suitable investors. Such shares are convertible into 13,300,000 shares of our common stock.  If we complete the anticipated 1-for20 reverse stock split, the 665,000 shares of Series B Preferred Stock will be convertible into 665,000 shares of our common stock.  In connection with such sale, we also issued the placement agent 1,330,000 shares of common stock.  In the third and fourth quarters of 2009, 51 holders of promissory notes issued by Pacific converted a total of $962,769.87 of principal and interest into 20,357,848 shares of Pacific’s common stock at an average price of $0.0473 per share.  All of such shares were issued in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

In September 2009, Pacific issued a total of 304,850 shares of its common stock to its then current management for services rendered.

In October 2009, Pacific issued a total of 117,000 shares of its common stock to its then current management for services rendered.

In October 2009, Pacific issued or agreed to issue 500,000 shares of common stock for services rendered.  Such shares were valued at $25,000.

For these issuances, Pacific relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933.  Pacific relied on this exemption based on the fact that persons being issued such shares were either accredited investors or persons who had knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment in Pacific.

For information about shares issued in non-registered transaction during 2006, 2007 and 2008, see Pacific’s Form 10-K for the year ended December 31, 2008 which is available on the SEC’s website (http://www.sec.gov).

ITEM 5.01.   CHANGES IN CONTROL OF REGISTRANT.

As a result of the Exchange Transaction, the former members of Superior, now, as a group, have voting control of the Company.  As a result of the Exchange Transaction, the Company has appointed tow additional directors to join the three directors who served on the Board of Directors prior to the Acquisition.  The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01.

ITEM 5.02.   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

As a result of the Exchange Transaction, certain officers of Pacific resigned and two new directors were appointed, and one new officer was appointed to Pacific:

Name	Position

Steven Clark (1)	Chief Executive Officer, President, Treasurer, Director
Randall Menscer (1)	Director
Mark A. Scharmann (2)	Director
Dan O. Price (2)	Director
David Knudson (2)	Director/Secretary

(1)  Mr. Clark was appointed as an officer and director and Mr. Menscer was appointed as a director in connection with the Exchange Transaction.

(2)  Mr. Scharmann, Mr. Price and Mr. Knudson were directors of Pacific prior to the Exchange Transaction and have remained as members of the Board of Directors.

The disclosures set forth in Item 2.01 regarding the reconstitution of the Company’s board of directors, and the resignation of the Company’s prior officers and directors, are hereby incorporated by reference into this Item 5.02.

ITEM 5.06.   CHANGE IN SHELL COMPANY STATUS.

As a result of the Exchange, the Company is no longer a shell company (See Item 1.01 and 2.01).

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Superior, see Exhibits 99.1, 99.2, and 99.3

(b)

Proforma financial information, see Exhibit 99.4 and 99.5

(c)

Shell Company Transactions.  As a result of its acquisition of Superior described in Item 2.01, the registrant is filing Superior’s financial information as part of this Form 8-K.  As a result of its acquisition of Superior described in Item 2.01, the registrant is also filing certain pro forma financial information, which pro forma financial information is attached as Exhibit 99.1 to this current report.

(d)

Exhibits.

Exhibit No.	Description

10.1	Exchange Agreement (filed as an Exhibit to Form 8-K filed July 30, 2009 and incorporated herein by reference)

99.1	December 31, 2008 Audited Financial Statements of Superior Filtration Products, LLC

99.2	June 30, 2009 Unaudited Financial Statements of Superior Filtration Products, LLC

99.3	March 31, 2009 Unaudited Financial Statements of Superior Filtration Products, LLC

99.4	June 30, 2009 Pro Forma Financial Information
99.5	December 31, 2008 Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ALLIANCE CORPORATION (REGISTRANT)

Date: November 4, 2009	By: /s/ Steven Clark STEVEN CLARK Chief Executive Officer, President, Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement (filed as an Exhibit to Form 8-K filed July 30, 2009 and incorporated herein by reference)

99.1	December 31, 2008 Audited Financial Statements of Superior Filtration Products, LLC

99.2	June 30, 2009 Unaudited Financial Statements of Superior Filtration Products, LLC

99.3	March 31, 2009 Unaudited Financial Statements of Superior Filtration Products, LLC

99.4	June 30, 2009 Pro Forma Financial Information
99.5	December 31, 2008 Pro Forma Financial Information